EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THIRD QUARTER OF 2005

Net income up for third quarter and first nine months

Total loans increase by 6.4% in 2005

Rosemont, IL– October 18, 2005 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the third quarter ended September 30, 2005 of $8.9 million or $0.86 per diluted common share, a gain of 16% from the second quarter ended June 30, 2005. The earnings gains were driven mainly by higher net interest income of $872,000, lower provisions for loan losses of $917,000 and the receipt of $850,000 in loan syndication fees.

Net income for the nine months ended September 30, 2005 totaled $26.0 million, up more than 70% from the same period during a year ago. The higher nine month earnings also reflect gains in net interest income, lower provisions for loan losses and lower operating expenses, as well as pre-tax gains totaling $3.6 million from the sale of a branch and land trusts.

Total assets increased by 8.6% from year-end 2004 to $3.14 billion at September 30, 2005. Investment securities increased $103.2 million, or 19.3%, over the same period, while total loans grew by $141.0 million, or 6.4%. For the first nine months, total stockholders’ equity increased $61.2 million to $216.5 million.

“We are pleased with our continued, strong financial performance this quarter, which reflects our position as the banking specialist to closely held companies across the Chicago area,” said Jeffrey W. Taylor, Chairman and Chief Executive Officer. “Our clients appreciate the value we bring to their businesses, and our results show it.”

During the third quarter, the Company completed a public offering of 1,150,000 shares of common stock. With this offering, the tangible equity to assets ratio increased to 6.16% at September 30, 2005 from 4.57% at December 31, 2004 while stockholders’ equity increased $38.95 million. A portion of the proceeds were used to retire $10 million of subordinated debt at the holding company. The remaining proceeds from the offering have been retained at the holding company level to support the continued growth of our business.

Net Interest Income

Net interest income for the third quarter increased $872,000, or 3.3%, from the second quarter to total $27.6 million, driven by earning asset growth. Average interest-earning assets rose to $2.91 billion during the third quarter from $2.85 billion during the second quarter principally reflecting increases in the commercial loan and investment securities portfolios, which were up $45.6 million and $35.7 million, respectively.

The third quarter tax-equivalent net interest margin of 3.83% was up slightly from the second quarter, as the benefits of increases in the prime rate during the period were largely offset by a change in the mix of earning assets and funding liabilities. For the first nine months, the tax-equivalent net interest margin increased 13 basis points to 3.83% from the same period a year earlier. The net interest margin was favorably impacted by rising short-term interest rates as approximately 50% of our earning assets are indexed to the prime rate.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis using a tax rate of 35%.

	Tax Equivalent Yield or Rate
	2005		2004	Nine months ended Sept. 30,
	Third Quarter	Second Quarter	Third Quarter	2005	2004
INTEREST-EARNING ASSETS:
Investment securities	4.27%	4.19%	4.22%	4.21%	4.23%

Cash equivalents	3.31	2.84	1.40	2.90	1.22

Loans:
Commercial and commercial real estate	6.77	6.49	5.55	6.50	5.40
Residential real estate mortgages	5.37	5.01	5.25	5.24	5.36
Home equity and consumer	6.36	5.91	4.85	5.92	4.87

Net loans, including loan fees	6.84	6.58	5.63	6.57	5.51

Total interest-earning assets (tax equivalent)	6.29	6.06	5.30	6.07	5.21

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	1.78	1.61	0.78	1.56	0.71
Savings deposits	0.30	0.29	0.31	0.29	0.31
Time deposits	3.38	3.07	2.25	3.08	2.21

Total interest-bearing deposits	2.74	2.48	1.66	2.47	1.61

Short-term borrowings	2.62	2.15	1.06	2.15	0.92
Notes payable and FHLB advances	4.73	4.75	4.57	4.72	4.43
Junior subordinated debentures (1)	8.95	8.74	7.98	8.72	9.40

Total interest-bearing liabilities	3.03	2.77	2.00	2.77	1.90

Net interest spread (tax equivalent)	3.26%	3.29%	3.30%	3.30%	3.31%

Net interest margin (tax equivalent)	3.83%	3.82%	3.70%	3.83%	3.70%

(1)	On June 17, 2004, the Company issued $41.2 million of junior subordinated debentures at a floating rate equal to three-month LIBOR plus 2.68%.

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2005	June 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004
	(in thousands)
Deposit service charges	$2,177	$2,408	$2,736	$6,992	$8,367
Trust services	720	778	1,035	2,347	3,055
Wealth management services	365	379	287	1,079	840
Gain on sale of land trusts	—	—	—	2,000	—
Gain on sale of branch	—	—	—	1,572	—
Gain on sale of investment securities, net	—	—	345	127	345
Loan syndication fees	850	—	—	1,550	—
Other noninterest income	361	389	222	1,015	997

Total noninterest income	$4,473	$3,954	$4,625	$16,682	$13,604

Noninterest income for the third quarter increased $519,000 from the second quarter of 2005 largely driven by loan syndication fees totaling $850,000. Deposit service charges for the period, however, declined $231,000, or 9.6%, from the second quarter, reflecting reduced activity fees and an increase in the earnings credit rate. Trust services income in 2005 declined in comparison to 2004 because of the sale of the land trusts at the end of the first quarter of 2005.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2005	June 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$7,480	$7,844	$7,106	$23,221	$24,208
Incentives, commissions, and retirement benefits	3,000	2,118	1,728	7,221	4,951

Total salaries and employee benefits	10,480	9,962	8,834	30,442	29,159
Occupancy of premises, furniture and equipment	2,720	2,721	2,760	8,050	8,675
Computer processing	472	438	517	1,343	1,429
Corporate insurance	345	347	631	1,062	1,903
Legal fees, net	473	609	423	1,254	1,426
Advertising and public relations	77	164	104	350	1,271
Other noninterest expense	3,230	3,283	3,041	9,560	9,646

Total noninterest expense	$17,797	$17,524	$16,310	$52,061	$53,509

Total noninterest expense for the third quarter increased $273,000, or 1.6%, from the second quarter of 2005. Incentive compensation increased $882,000 in the third quarter, reflecting both the Company’s anticipated attainment of certain performance goals and enhanced long-term, equity-based compensation for high-performing customer relationship managers. However, second quarter salaries included $434,000 in severance expense, partially offsetting the impact of the higher incentive accruals.

Income Taxes

Income tax expense was $5.4 million for the third quarter, resulting in an effective tax rate of 37.7%. Income tax expense for the first nine months was $16.2 million, resulting in an effective tax rate of 38.4%. By comparison, income tax expense for the first nine months of 2004 reflected an effective tax rate of 32.9%. Income tax expense in 2005 includes the accrual of interest for uncertain tax positions; in 2004 it included the recognition of income tax benefits relating to expenses deducted on prior years’ tax returns for which the statute of limitations expired in 2004.

Investment Portfolio

The investment portfolio increased $103.2 million during the first nine months of 2005, with the majority of the increase occurring in the third quarter. During the third quarter we purchased $111 million in fixed rate investment securities with an average duration of 7 years. These purchases were funded with variable-rate borrowings and are expected to reduce the exposure of future net interest income to interest-rate risk. In July 2005, we also entered into a $100 million (notional) interest-rate floor agreement to protect interest income in the event that the prime-lending rate declines below the designated floor rate over the next five years.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Sept. 30, 2005	Dec. 31, 2004	Sept. 30, 2004
	(in thousands)
Commercial and industrial	$668,464	$656,099	$603,406
Commercial real estate secured	762,711	732,251	722,840
Real estate-construction	669,336	531,868	493,859
Residential real estate mortgages	58,260	64,569	63,796
Home equity loans and lines of credit	177,680	207,164	217,635
Consumer	15,439	18,386	19,559
Other loans	792	1,460	964

Gross loans	2,352,682	2,211,797	2,122,059
Less: Unearned discount	(122)	(191)	(218)

Total loans	$2,352,560	$2,211,606	$2,121,841

Total loans increased by $141.0 million, or 6.4%, during the first nine months of 2005. The increase in total loans resulted primarily from growth in real estate construction loans, which increased $137.5 million, or 25.8%, during the nine-month period. Total commercial real estate secured loans increased $30.5 million, or 4.2%, and commercial and industrial loans increased $12.4 million, or 1.9%, during the same period. Total consumer-oriented loans, which include residential real estate mortgages, home-equity loans and lines of credit and consumer loans, decreased $39.4 million, or 13.5%, continuing the expected decline that began in 2001 when we stopped originating consumer loans through brokers.

Loan Quality and Nonperforming Assets

The following table presents nonperforming assets and related data as of the dates indicated:

	Sept. 30, 2005	Dec. 31, 2004	Sept. 30, 2004
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$1,339	$1,807	$4,146
Nonaccrual loans	12,818	12,286	18,596

Total nonperforming loans	14,157	14,093	22,742
Other real estate owned	241	46	1,552
Other repossessed assets	35	12	11

Total nonperforming assets	$14,433	$14,151	$24,305

Nonperforming loans to total loans	0.60%	0.64%	1.07%
Nonperforming assets to total loans plus repossessed property	0.61%	0.64%	1.14%
Nonperforming assets to total assets	0.46%	0.49%	0.86%

Nonperforming assets stood at $14.4 million, or 0.46% of total assets at September 30, 2005, compared to $14.2 million, or 0.49% of total assets at December 31, 2004 and $24.3 million, or 0.86% of total assets, at September 30, 2004.

“We are pleased with the improvement of the overall quality of our loan portfolio in 2005, which is reflected in both the level of our reserves and our year-to-date provisions,” said Daniel C. Stevens, Chief Financial Officer. “We continue to anticipate strong loan portfolio growth for the foreseeable future, and provisions will reflect the interplay of this expected growth with the overall quality of the loan portfolio, including our experience with identified troubled credits.”

Allowance for Loan Losses

The following table presents the activity in the allowance for loan losses and related data for the three- and nine-month periods ended September 30:

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2005	2004	2005	2004
	(dollars in thousands)
Average total loans	$2,290,590	$2,059,005	$2,248,359	$2,015,742

Total loans at end of period	$2,352,560	$2,121,841	$2,352,560	$2,121,841

Allowance for loan losses:
Allowance at beginning of period	$37,411	$36,929	$37,484	$34,356
Total charge-offs	(1,070)	(1,769)	(4,716)	(5,714)
Total recoveries	374	294	1,196	1,312

Net charge-offs	(696)	(1,475)	(3,520)	(4,402)
Provision for loan losses	—	2,750	2,751	8,250

Allowance at end of period	$36,715	$38,204	$36,715	$38,204

Annualized net charge-offs to average total loans	0.12%	0.29%	0.21%	0.29%
Allowance to total loans at end of period	1.56%	1.80%	1.56%	1.80%
Allowance to nonperforming loans	259.34%	167.99%	259.34%	167.99%

The allowance for loan losses was $36.7 million at September 30, 2005, or 1.56% of total loans and 259.34% of nonperforming loans. At December 31, 2004, the allowance for loan losses was $37.5 million, which represented 1.69% of total loans and 265.98% of nonperforming loans. Net charge-offs during the first nine months of 2005 were $3.5 million, or 0.21% of average loans, compared to 0.29% for the first nine months of 2004. The provision for loan losses was $2.8 million for the first nine months of 2005, compared to $8.3 million for the year-earlier period. The lower 2005 provision for loan losses reflects decreases in nonperforming loans, decreases in the specific reserves for impaired loans and lower net charge-offs.

Funding Liabilities

Total deposits were $2.37 billion at September 30, 2005, up $87.3 million, or 3.8%, from year-end 2004. The increase came primarily from out-of-local-market and brokered certificates of deposit, which increased to $619.6 million at September 30, 2005, from $539.2 million at December 31, 2004. The number of lower-rate NOW, savings and money-market accounts have declined, while balances in higher-rate money-market accounts and certificates of deposit have increased. Over the first nine months of 2005, higher-rate money market deposits have increased $70.3 million, while noninterest-bearing demand deposits have decreased $59.2 million. Additionally, certificates of deposit increased $22.9 million, while NOW and savings accounts declined $24.9 million.

“We closely monitor the incremental cost of funding when evaluating whether to raise the rates we pay on our deposit products”, said Daniel C. Stevens, Chief Financial Officer. “When we evaluate the cost of increasing the rate we pay on a particular deposit product, we quantify the cost of the increase and weigh it against the alternative: maintaining the rate and exposing ourselves to potential balance run-off, which then must be funded through wholesale sources. We will be working hard to ensure we continue to fund the expected growth in our loan portfolio as economically as possible.”

Short-term borrowings increased $103.6 million to $333.1 million at September 30, 2005 from $229.5 million at December 31, 2004. The increase resulted primarily from the variable-rate borrowings obtained in connection with the purchase of investment securities.

Management also evaluates trends in funding by reviewing changes in average deposit balances. The following table presents the distribution of our average deposit account balances during the nine-month periods ended September 30:

	For the Nine Months Ended
	Sept. 30, 2005		Sept. 30, 2004
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$437,439	18.8%	$434,492	20.5%
Interest-bearing demand deposits	609,991	26.2	564,900	26.7
Savings deposits	80,268	3.4	90,789	4.3
Time deposits:
Certificates of deposit	538,285	23.1	508,412	24.1
Out-of-local-market certificates of deposit	138,894	6.0	91,758	4.3
Brokered certificates of deposit	450,692	19.3	357,899	16.9
Public Funds	73,540	3.2	67,104	3.2

Total time deposits	1,201,411	51.6	1,025,173	48.5

Total deposits	$2,329,109	100.0%	$2,115,354	100.0%

The changing mix of funding sources from lower-rate to higher-rate instruments has increased our overall cost of funds.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.1 billion bank holding company whose wholly owned subsidiary, Cole Taylor Bank, is Chicago’s leading commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.

The bank operates 11 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2004 Annual Report on Form 10-K filed with the SEC on March 10, 2005 and our Registration Statement on Form S-3 filed with the SEC on August 5, 2005.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Daniel C. Stevens

Chief Financial Officer

847-653-7730

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$77,499	$79,250
Investment securities	636,780	533,619
Loans, net of allowance for loan losses of $36,715 and $37,484 at September 30, 2005 and December 31, 2004, respectively	2,315,845	2,174,122
Premises, leasehold improvements and equipment, net	13,362	14,787
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,848	12,516
Other real estate and repossessed assets, net	276	58
Goodwill	23,237	23,354
Other assets	57,075	50,370

Total assets	$3,136,922	$2,888,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$459,925	$519,158
Interest-bearing	1,911,365	1,764,879

Total deposits	2,371,290	2,284,037
Short-term borrowings	333,123	229,547
Accrued interest, taxes and other liabilities	53,407	46,093
Notes payable and FHLB advances	75,000	85,500
Junior subordinated debentures	87,638	87,638

Total liabilities	2,920,458	2,732,815

Stockholders’ equity:
Common stock	113	100
Surplus	190,701	147,682
Unearned compensation - stock grants	(2,364)	(1,383)
Retained earnings	40,602	16,386
Accumulated other comprehensive loss	(5,531)	(467)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	216,464	155,261

Total liabilities and stockholders’ equity	$3,136,922	$2,888,076

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2005	June 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004
Interest income:
Interest and fees on loans	$39,471	$36,968	$29,116	$110,366	$83,080
Interest and dividends on investment securities:
Taxable	5,260	4,974	5,284	15,229	15,639
Tax-exempt	696	557	494	1,734	1,511
Interest on cash equivalents	255	243	78	607	121

Total interest income	45,682	42,742	34,972	127,936	100,351

Interest expense:
Deposits	13,447	11,825	7,267	34,968	20,209
Short-term borrowings	1,632	1,210	520	3,817	1,541
Notes payable and FHLB advances	1,003	1,026	1,097	3,031	3,269
Junior subordinated debentures	1,961	1,914	1,749	5,731	4,398

Total interest expense	18,043	15,975	10,633	47,547	29,417

Net interest income	27,639	26,767	24,339	80,389	70,934
Provision for loan losses	—	917	2,750	2,751	8,250

Net interest income after provision for loan losses	27,639	25,850	21,589	77,638	62,684

Noninterest income:
Deposit service charges	2,177	2,408	2,736	6,992	8,367
Trust and wealth management services	1,085	1,157	1,322	3,426	3,895
Gain on sale of land trusts	—	—	—	2,000	—
Gain on sale of branch	—	—	—	1,572	—
Gain on sale of investment securities, net	—	—	345	127	345
Loan syndication fees	850	—	—	1,550	—
Other noninterest income	361	389	222	1,015	997

Total noninterest income	4,473	3,954	4,625	16,682	13,604

Noninterest expense:
Salaries and employee benefits	10,480	9,962	8,834	30,442	29,159
Occupancy of premises	1,736	1,716	1,817	5,177	5,678
Furniture and equipment	984	1,005	943	2,873	2,997
Computer processing	472	438	517	1,343	1,429
Corporate insurance	345	347	631	1,062	1,903
Legal fees, net	473	609	423	1,254	1,426
Advertising and public relations	77	164	104	350	1,271
Other noninterest expense	3,230	3,283	3,041	9,560	9,646

Total noninterest expense	17,797	17,524	16,310	52,061	53,509

Income before income taxes	14,315	12,280	9,904	42,259	22,779
Income taxes	5,395	4,603	3,072	16,220	7,504

Net income	$8,920	$7,677	$6,832	$26,039	$15,275

Preferred dividend requirements	—	—	—	—	(1,875)

Net income applicable to common stockholders	$8,920	$7,677	$6,832	$26,039	$13,400

Basic earnings per common share	$0.88	$0.80	$0.72	$2.66	$1.41
Diluted earnings per common share	0.86	0.78	0.71	2.60	1.40

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Year-to-Date September 30,		2005			2004
			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2005	2004
Condensed Income Data:
Interest income	$127,936	$100,351	$45,682	$42,742	$39,512	$37,002	$34,972
Interest expense	47,547	29,417	18,043	15,975	13,529	11,735	10,633

Net interest income	80,389	70,934	27,639	26,767	25,983	25,267	24,339
Provision for loan losses	2,751	8,250	—	917	1,834	1,833	2,750

Net interest income after provision for loan losses	77,638	62,684	27,639	25,850	24,149	23,434	21,589
Noninterest income:
Deposit service charges	6,992	8,367	2,177	2,408	2,407	2,487	2,736
Trust and wealth mgmt. services	3,426	3,895	1,085	1,157	1,184	1,439	1,322
Gain on sale of land trusts	2,000	—	—	—	2,000	—	—
Gain on sale of branch	1,572	—	—	—	1,572	—	—
Gain (loss) on sale of investments	127	345	—	—	127	(201)	345
Other	2,565	997	1,211	389	965	1,997	222

Total noninterest income	16,682	13,604	4,473	3,954	8,255	5,722	4,625
Noninterest expense:
Salaries and employee benefits	30,442	29,159	10,480	9,962	10,000	9,792	8,834
Occupancy, furniture and equipment	8,050	8,675	2,720	2,721	2,609	2,682	2,760
Lease termination charge	—	—	—	—	—	984	—
Legal fees, net	1,254	1,426	473	609	172	382	423
Advertising and public relations	350	1,271	77	164	109	218	104
Other	11,965	12,978	4,047	4,068	3,850	4,106	4,189

Total noninterest expense	52,061	53,509	17,797	17,524	16,740	18,164	16,310

Income before income taxes	42,259	22,779	14,315	12,280	15,664	10,992	9,904
Income tax expense	16,220	7,504	5,395	4,603	6,222	3,606	3,072

Net income	$26,039	$15,275	$8,920	$7,677	$9,442	$7,386	$6,832

Preferred dividend requirement	—	(1,875)	—	—	—	—	—

Net income applicable to common stockholders	$26,039	$13,400	$8,920	$7,677	$9,442	$7,386	$6,832

Per Share Data:
Net income per common share:
Basic	$2.66	$1.41	$0.88	$0.80	$0.98	$0.77	$0.72
Diluted	2.60	1.40	0.86	0.78	0.96	0.76	0.71
Cash dividends per common share	0.18	0.18	0.06	0.06	0.06	0.06	0.06
Book value per common share	19.79	15.57	19.79	17.69	16.43	16.08	15.57
Tangible book value per common share (1)	17.66	13.13	17.66	15.31	14.01	13.66	13.13
Dividend payout ratio	6.92%	12.86%	6.98%	7.69%	6.25%	7.89%	8.45%
Weighted average shares-basic	9,774,337	9,515,317	10,176,266	9,585,338	9,663,676	9,610,499	9,554,121
Weighted average shares-diluted	10,013,645	9,600,460	10,430,426	9,818,325	9,832,975	9,765,748	9,619,540
Shares outstanding-end of period	10,939,029	9,572,915	10,939,029	9,761,061	9,678,638	9,653,549	9,572,915

Average Balance Sheet Data (2):
Total assets	$2,955,843	$2,707,966	$3,030,786	$2,961,551	$2,873,465	$2,820,783	$2,761,292
Investments	566,183	566,899	592,945	557,251	547,858	542,032	572,656
Cash equivalents	27,564	13,035	30,056	33,993	18,516	29,859	21,844
Loans	2,248,359	2,015,742	2,290,590	2,257,684	2,195,761	2,135,011	2,059,005
Total interest-earning assets	2,842,106	2,595,676	2,913,591	2,848,928	2,762,135	2,706,902	2,653,505
Interest-bearing deposits	1,891,670	1,680,862	1,945,823	1,915,862	1,811,853	1,749,145	1,739,759
Borrowings	318,321	320,210	326,962	307,727	320,202	299,564	289,838
Junior subordinated debentures	87,638	62,353	87,638	87,638	87,638	87,638	87,638
Total interest-bearing liabilities	2,297,629	2,063,425	2,360,423	2,311,227	2,219,693	2,136,347	2,117,235
Noninterest-bearing deposits	437,439	434,492	426,922	437,721	447,904	485,624	452,202
Total stockholders’ equity	171,285	168,142	191,498	164,411	157,573	151,421	147,954

Performance Ratios (annualized):
Return on average assets	1.17%	0.75%	1.18%	1.04%	1.31%	1.05%	0.99%
Return on average equity	20.27%	12.11%	18.63%	18.68%	23.97%	19.51%	18.47%
Efficiency ratio (3)	55.76%	63.56%	55.42%	57.04%	54.82%	58.24%	56.99%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$80,389	$70,934	$27,639	$26,767	$25,983	$25,267	$24,339
Add: Tax equivalent adjust.-investment (4)	934	821	375	300	259	264	268
Tax equivalent adjust.-loans (4)	128	131	42	47	39	41	40

Tax equivalent net interest income	$81,451	$71,886	$28,056	$27,114	$26,281	$25,572	$24,647

Net interest margin without tax adjust.	3.78%	3.65%	3.77%	3.77%	3.81%	3.72%	3.65%
Net interest margin - tax equivalent (4)	3.83%	3.70%	3.83%	3.82%	3.85%	3.76%	3.70%
Yield on earning assets without tax adjust.	6.02%	5.16%	6.23%	6.01%	5.79%	5.44%	5.25%
Yield on earning assets - tax equivalent (4)	6.07%	5.21%	6.29%	6.06%	5.83%	5.49%	5.30%
Yield on interest-bearing liabilities	2.77%	1.90%	3.03%	2.77%	2.47%	2.19%	2.00%
Net interest spread - without tax adjust.	3.25%	3.26%	3.20%	3.24%	3.32%	3.26%	3.25%
Net interest spread - tax equivalent (4)	3.30%	3.31%	3.26%	3.29%	3.36%	3.30%	3.30%
Average interest-earning assets to average interest-bearing liabilities	123.70%	125.79%	123.44%	123.26%	124.44%	126.71%	125.33%

Taylor Capital Group, Inc.

Summary of Selected Quarterly Financial Data

Dollars in Thousands

Unaudited

	Sept. 30, 2005	Sept. 30, 2004	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004
Condensed Balance Sheet Data:
Total assets	$3,136,922	$2,832,509	$3,073,989	$2,944,165	$2,888,076
Investment securities	636,780	553,934	547,320	530,038	533,619
Total loans	2,352,560	2,121,841	2,278,565	2,255,867	2,211,606
Allowance for loan losses	36,715	38,204	37,411	39,262	37,484
Goodwill	23,237	23,354	23,237	23,354	23,354
Total deposits	2,371,290	2,248,773	2,416,437	2,349,010	2,284,037
Short-term borrowings	333,123	206,912	266,825	214,866	229,547
Notes payable and FHLB advances	75,000	95,500	85,500	85,500	85,500
Junior subordinated debentures	87,638	87,638	87,638	87,638	87,638
Total stockholders’ equity	216,464	149,080	172,713	158,983	155,261

Asset Quality Ratios:
Nonperforming loans	$14,157	$22,742	$24,354	$15,237	$14,093
Nonperforming assets	14,433	24,305	24,939	15,294	14,151
Allowance for loan losses to total loans	1.56%	1.80%	1.64%	1.74%	1.69%
Allowance for loan losses to nonperforming loans	259.34%	167.99%	153.61%	257.68%	265.98%
Net charge-offs to average total loans (5)	0.21%	0.29%	0.25%	0.01%	0.34%
Nonperforming assets to total loans plus repossessed property	0.61%	1.14%	1.09%	0.68%	0.64%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.90%	5.26%	5.62%	5.40%	5.38%
Total tangible equity to assets (1)	6.16%	4.44%	4.86%	4.61%	4.57%
Average stockholders’ equity to average assets (6)	5.79%	6.21%	5.52%	5.48%	5.99%

Footnotes:
(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities, the branch, and the land trust operations.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.